Exhibit 23(a)


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Barneys New York, Inc. Employee Stock Option Plan for the registration of 654,000 shares of its common stock of our report dated April 28, 2000, with respect to the consolidated financial statements and schedule of Barneys New York, Inc. included in its Annual Report (Form 10-K) for the fiscal year ended January 29, 2000, filed with the Securities and Exchange Commission.



                                              /s/ Ernst &Young LLP

New York, NY
September 15, 2000